EXHIBIT 99.1

FOR IMMEDIATE RELEASE

   ACCESS INTEGRATED TECHNOLOGIES COMPLETES $1.1 MILLION PRIVATE FINANCING
             PRICED AT THE FIVE-DAY VOLUME WEIGHTED AVERAGE PRICE

MORRISTOWN, N.J. - NOVEMBER 1, 2004 - ACCESS INTEGRATED TECHNOLOGIES, INC. ("ACCESSIT") (AMEX: AIX) today announced that it has entered into a definitive agreement with RENN Capital Group for a $1.1 million private financing of 282,776 shares of its Class A common stock. The price was at the five-day volume weighted average price of $3.89 per share. The company intends to use the net proceeds of the private placement for capital investments and to provide working capital.

Russell Cleveland, Chief Executive Officer of RENN Capital Group, stated: "We welcomed the opportunity to increase our ownership position in AIX. We are pleased to be partners with Bud Mayo and his team and we believe the Company is uniquely positioned to benefit from digital initiatives currently gaining acceptance in the studio and cinema spaces. Our philosophy at Renaissance is to invest in publicly traded emerging growth companies having proven processes and quality management focused on creating wealth through ownership. AIX fits our criteria very well and we look forward to the future of our partnership."

"The completion of this financing will not only provide additional liquidity for our company, but shows a solid commitment on the part of RENN Capital Group, a highly respected small cap fund, to ACCESSIT's vision," commented Bud Mayo, Chief Executive Officer of ACCESSIT.

The private placement will be made only to Renaissance Capital Limited in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The shares of common stock issued have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.

RENN CAPITAL GROUP, INC. is a Dallas, Texas based investment management firm that is registered as an Investment Adviser under the Investment Adviser's Act of 1940. Since 1973, RENN Group has been focused on investing in publicly traded emerging growth companies through both private placements and open market transactions.

ACCESS INTEGRATED TECHNOLOGIES, INC. (ACCESSIT) is an early mover in offering a fully managed storage and delivery service for owners and distributors of digital content to movie theaters and other venues. Supported by its robust platform of fail-safe Internet data centers, ACCESSIT is able to leverage the market-leading role of its Hollywood Software subsidiary with the innovative digital delivery capabilities of its Digital Media unit to provide the highest level of technology available to service the emerging digital cinema industry. For more information, visit our website at WWW.ACCESSITX.COM.

SAFE HARBOR STATEMENT
Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of ACCESSIT officials during presentations about ACCESSIT, are "forward-looking" statements within the meaning of the Private Securities
Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "could", "might", "believes", "seeks", "estimates" or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by ACCESSIT's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about ACCESSIT, its technology, economic and market factors and the industries in which ACCESSIT does business, among other things. These statements are not guarantees of future performance and ACCESSIT has no specific intention to update these statements.
                                    # # #
Contact:

Suzanne Tregenza                          Michael Glickman
ACCESSIT                                  The Dilenschneider Group
55 Madison Avenue                         212.922.0900
Suite 300
Morristown, NJ  07960
973.290.0080
www.accessitx.com

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(973) 290-0080                      55 MADISON AVENUE, MORRISTOWN, NJ  07960
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